Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (333-188518 and 333-218427) and Form S-8 (Nos. 333-176016, 333-201991 and 333-229460) of Wesco Aircraft Holdings, Inc. of our report dated November 25, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
November 25, 2019